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                                                               Pool II
                                                               Loan No. V_04078
                                                               Nebraska

                                 FIXED RATE NOTE


$7,485,000.00                                                   July ___, 1999


     FOR VALUE RECEIVED, GRETNA, SEALY, TRAVERSE CITY OUTLET CENTERS, L.L.C., a Delaware limited liability company (hereinafter referred to as "BORROWER"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation, its successors and assigns (hereinafter referred to as "LENDER"), at the office of Lender or its agent, designee, or assignee at 60 Wall Street, New York, New York 10260-0060, Attention: Loan Servicing, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing, the principal sum of SEVEN MILLION FOUR HUNDRED EIGHTY FIVE THOUSAND AND NO/100 DOLLARS ($7,485,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Security Instruments [hereinafter defined]), and to be paid in installments as set forth below. Unless otherwise herein defined, all initially capitalized terms shall have the meanings given such terms in the Security Instruments.

                                1. PAYMENT TERMS

     Principal and interest due under this Note shall be paid as follows:

          (A) A payment of $60,069.62 on the first day of August, 1999;

          (B) A constant payment of $60,069.62, on the first day of September, 1999, and on the first day of each calendar month thereafter, up to and including the first day of July, 2009; and

          (C) On the Anticipated Repayment Date and on the first day of each calendar month thereafter until this Note is paid in full, in the manner set forth in SECTION 18 of this Note;

with payments under this Note to be applied pursuant to the provisions of
SECTION 18 of this Note, or if the provisions of SECTION 18 of this Note are not yet effective, as follows:

                    (i) First, to the payment of interest and other costs and charges due in connection with this Note or the Debt, as Lender may determine in its sole

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          discretion; and

                    (ii) The balance shall be applied toward the reduction of the principal sum;

and on the first day of August, 2009 (the "MATURITY DATE" or the "ANTICIPATED REPAYMENT DATE"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full, PROVIDED, HOWEVER, that in the event such amounts are not paid in full on such date, the Maturity Date shall be extended to the first day of August, 2024 (the "EXTENDED MATURITY DATE"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year and paid for the actual number of days elapsed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

                                   2. INTEREST

     The term "APPLICABLE INTEREST RATE" as used in this Note shall mean (a) from the date of this Note through but not including the Anticipated Repayment Date, a rate per annum equal to eight and 46/100 percent (8.46%) (the "INITIAL INTEREST RATE"), and (b) from and after the Anticipated Repayment Date through and including the date this Note is paid in full, a rate per annum equal to the greater of (i) the Initial Interest Rate plus two percent (2.0%), or (ii) the Treasury Index (as hereinafter defined) plus four and 55/100 percent (4.55%) ((i) or (ii), as applicable, the "REVISED INTEREST RATE"). The term "TREASURY INDEX" for purposes of this Section 2 means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Anticipated Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating ten (10) years after the Anticipated Repayment Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

                                   3. SECURITY

     This Note is secured by, and Lender is entitled to the benefits of, the Security Instruments, the Assignments, the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term "SECURITY INSTRUMENTS" means collectively (i) the Deed of Trust and Security Agreement dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises located in Gretna, Nebraska, (ii) the Deed of Trust and Security Agreement dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises located in Sealy, Texas, and (iii) the Mortgage dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises located in Traverse City, Michigan (all of such premises,

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together with all properties, rights, titles, estates and interests now or hereafter securing the Debt and/or other obligations of Borrower under the Loan Documents, are collectively referred to herein as the "PROPERTY"). The term "ASSIGNMENT" means (i) the Assignment of Leases and Rents of even date herewith executed by Borrower in favor of Lender, covering the interest of Borrower in certain premises located in Gretna, Nebraska, (ii) the Assignment of Leases and Rents dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises located in Sealy, Texas, and (iii) the Assignment of Leases dated the date hereof given by Borrower for the use and benefit of Lender covering the estate of Borrower in certain premises located in Traverse City, Michigan. The term "ENVIRONMENTAL AGREEMENT" means the Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Lender. The term "ESCROW AGREEMENT" means collectively the Escrow Agreements for Reserves and Impounds of even date herewith executed by Borrower in favor of Lender for each of the Loans. The term "LOAN DOCUMENTS" refers collectively to this Note, those certain Fixed Rate Notes of even date herewith also evidencing the Debt (together with the Note, referred to collectively herein as the "NOTES"), the Security Instruments, the Assignments, the Environmental Agreement, the Escrow Agreement and any and all other documents executed in connection with this Note or now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note.

                                   4. LATE FEE

     If any installment payable under this Note is not received by Lender within ten (10) days after the date on which it is due (without regard to any applicable cure and/or notice period), Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents.

                           5. DEFAULT AND ACCELERATION

     So long as an Event of Default exists, Lender may, at its option, without notice or demand to Borrower, declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Borrower arising from or related to the Loan Documents, Borrower also agrees to pay to Lender on demand all costs of collection or defense incurred by Lender, including reasonable attorneys' fees for the services of counsel whether or not suit be brought.

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                               6. DEFAULT INTEREST

     Upon the occurrence of an Event of Default Borrower shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the highest Applicable Interest Rate contained in any of the Notes or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "DEFAULT RATE"). The term "PRIME RATE" means the prime rate reported in the Money Rates section of THE WALL STREET JOURNAL. In the event that THE WALL STREET JOURNAL should cease or temporarily interrupt publication, the term "PRIME RATE" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Lender to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                                  7. PREPAYMENT

          (A) The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) prior to the Maturity Date. If following the occurrence of any Event of Default, Borrower shall tender payment to Lender or Lender shall receive proceeds (whether through foreclosure or the exercise of the other remedies available to Lender under the Security Instruments or the other Loan Documents), Borrower shall pay in addition to interest accrued and unpaid on the principal balance of this Note and all other sums then due under this Note and the other Loan Documents a prepayment consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time such payment or proceeds are received, or (B) (x) the present value as of the date such payment or proceeds are received of the remaining scheduled payments of principal and interest from the date such payment or proceeds are received through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of the payment or proceeds received. The term "DISCOUNT RATE" means the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "TREASURY RATE" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading

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"U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date the payment or such proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall promptly notify Borrower of the amount and the basis of determination of the required prepayment consideration, which shall be conclusive except in the case of manifest error. Notwithstanding the foregoing, Borrower shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date occurring on or after that date which is three (3) months preceding the Maturity Date without any fee or consideration for such privilege. Notwithstanding the foregoing, any prepayment not made in connection with defeasance or release under Article XV of the Security Instruments may be applied by the Lender to the outstanding principal balance of one or more of any of the Notes, in Lender's sole discretion. Borrower may defease the Loan to the extent permitted by the Security Instruments, and such defeasance shall not be deemed a prepayment for purposes of this SECTION 7(a).

          (B) If the prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or condemnation proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.

                                8. SAVINGS CLAUSE

     This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt evidenced by this Note, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Debt evidenced by this Note does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt evidenced by this Note for so long as the Debt evidenced by this Note is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender

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to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

                                   9. WAIVERS

          (A) Except as specifically provided in the Loan Documents, Borrower and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note or any of the other Notes and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof. Borrower and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance by Lender of further collateral, (iii) the release by Lender of any existing collateral for the payment of this Note or any of the other Notes, (iv) to any and all renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and/or (v) that additional Borrowers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note or any of the other Notes. No extension of time for the payment of this Note or any of the other Notes or any installment hereof or thereof shall affect the liability of Borrower under this Note or any of the other Notes or any endorser or guarantor hereof or thereof even though the Borrower or such endorser or guarantor is not a party to such agreement.

          (B) Failure of Lender to exercise any of the options granted herein to Lender upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Lender at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Lender.

                                 10. EXCULPATION

          (A) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Lender and Borrower agree that:

                    (i) Borrower shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor; PROVIDED, HOWEVER, that in the event (A) of fraud,

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          wilful misconduct or intentional material misrepresentation by
          Borrower, its general partners, if any, its members, if any, an affiliated property manager or by any Guarantor or any Indemnitor in connection with the Loans evidenced by the Notes, (B) of Borrower's (excluding actions taken by a trustee appointed during an involuntary bankruptcy) breach or default under Sections 2.02(g), 9.01 or 9.02 of the Security Instruments, or (C) the Property or any part thereof becomes an asset in a voluntary bankruptcy or voluntary insolvency proceeding, the limitation on recourse set forth in this SUBSECTION 10(a) will be null and void and completely inapplicable, and this Note, the other Notes and the Debt shall be with full recourse to Borrower.

                    (ii) If a default occurs in the timely and proper payment of all or any part of the Debt, or in the payment or performance of any other obligation under the Security Instruments or the Assignments, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Notes or the Security Instruments by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon the Security Instruments, the other Loan Documents and the interest in the Property, the Rents and any other collateral given to Lender created by the Security Instruments and the other Loan Documents; PROVIDED, HOWEVER, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting the Notes and the Security Instruments, agrees that it shall not, except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any action or proceeding, under or by reason of or under or in connection with the Notes, the other Loan Documents or the Security Instruments.

                    (iii) The provisions of this SUBSECTION 10(a) shall not
          (A) constitute a waiver, release or impairment of any obligation evidenced or secured by the Notes, the other Loan Documents or the Security Instruments; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (C) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Notes, the Security Instruments, or the other Loan Documents; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the Assignments executed in connection herewith;
          (F) impair the right of Lender to enforce indemnification provisions of the Security Instruments; or (G) impair the right of Lender to obtain a deficiency judgment or judgment on the Notes against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instruments; PROVIDED, HOWEVER, Lender shall only enforce such judgment against the insurance proceeds and/or condemnation awards.

                    (iv) Notwithstanding the provisions of this Article to the contrary, Borrower shall be personally liable to Lender for the Losses it incurs due to: (A) the application of Rents not in accordance with the Loan Documents; (B) the application of insurance proceeds or condemnation awards not in accordance with the Loan Documents; (C) Borrower's failure to return or to reimburse Lender for all material Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value; (D) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by any Indemnitor or any Guarantor; (E) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower, any Indemnitor or any Guarantor in violation of the terms of the Notes, the Security Instruments or the other Loan Documents; (F) Borrower's failure to comply with the provisions of Section 16.02 of the Security Instruments; or (G) any breach of the Environmental Indemnity.

          (B) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt, owing to Lender in accordance with and subject to the limitations set forth in the Notes, the Security Instruments and the other Loan Documents.

                                  11. AUTHORITY

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to the Notes and the other Loan Documents and that the Notes and the other Loan Documents constitute legal, valid and binding obligations of Borrower. Borrower further represents that the Loans evidenced by the Loan Documents were made for business or commercial purposes and not for personal, family or household use.

                                   12. NOTICES

      All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Security Instruments, directed to the parties at their respective addresses as provided therein.

                                  13. TRANSFER

     Lender shall have the unrestricted right at any time or from time to time to sell this Note and the Loans evidenced by the Notes and the Loan Documents or

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participation interests therein. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender to satisfy such purchasers or participants that the unpaid indebtedness evidenced by the Notes are outstanding upon the terms and provisions set out in the Notes and the other Loan Documents. To the extent, if any, specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to the Notes and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Lender hereunder.

                           14. WAIVER OF TRIAL BY JURY

         BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTES OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

                        15. APPLICABLE LAW; JURISDICTION

          (A) THIS NOTE WAS NEGOTIATED IN THE STATE OF ILLINOIS, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF ILLINOIS, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED IN THE STATE OF ILLINOIS, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING

HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF CHICAGO, COOK COUNTY, ILLINOIS, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

                           16. [Intentionally Omitted]

                               17. NO ORAL CHANGE

         The provisions of the Notes and the Loan Documents may be amended or revised only by an instrument in writing signed by the Borrower and Lender. The Notes and all the other Loan Documents embody the final, entire agreement of Borrower and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender. There are no oral agreements between Borrower and Lender.

                    18. ANTICIPATED REPAYMENT DATE PROVISIONS

                  (a) The following subsections shall apply from and after the "ANTICIPATED REPAYMENT DATE":

                           (i) For the calendar year in which the Anticipated Repayment Date occurs and for each calendar year thereafter until the Notes are paid in full, Borrower shall submit to Lender for Lender's written approval an annual budget (an "ANNUAL BUDGET") not later than (i) 60 days prior to the Anticipated Repayment Date for the calendar year in which the Anticipated Repayment Date occurs and (ii) sixty (60) days prior to the commencement of each calendar year thereafter, in form reasonably satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees and other expenses as Lender may reasonably determine. Each Annual Budget must be satisfactory to Lender in its reasonable discretion and each such Annual Budget approved by Lender in accordance with the terms hereof shall hereinafter be referred to as an "APPROVED BUDGET." Until such time as Lender approves a proposed Annual Budget, the most recently Approved Budget shall apply; provided, that such Approved Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

                           (ii) In the event that Borrower must incur any extraordinary operating expense or capital expense not set forth in the applicable Approved Budget or reserved for in the On-going Replacement Fund (each, an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

                           (iii) For the purposes of this Note, "OPERATING EXPENSES" shall mean, for any period, the operating expenses for the operation and maintenance of the Property as set forth in an Approved Budget to the extent such expenses are actually paid by Borrower and excluding (1) expenses for which Borrower shall be reimbursed from, or which shall be paid for out of, any Funds (as defined in the Escrow Agreement), and (2) any management fees payable to affiliates of the Borrower unless Lender has approved the same in its sole discretion pursuant to an Approved Budget.

                           (iv) From and after the Anticipated Repayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding under this Note at the Revised Interest Rate. Interest accrued at the Revised Interest Rate and not paid pursuant to this SECTION 18 shall be deferred and added to the principal balance of this Note and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest and any interest thereon is hereinafter referred to as "ACCRUED INTEREST"). All of the unpaid principal balance of this Note, including, without limitation, any Accrued Interest, if not sooner paid pursuant to the provisions hereof shall be due and payable on the Extended Maturity Date.

                           (v) Borrower shall be obligated to pay, and Lender shall collect from the Deposit Account (as defined in the Clearing Account Agreement of even date herewith among Borrower, Lender and the Clearing Bank (as defined therein)) to the extent of funds on deposit in such account, on the Anticipated Repayment Date and on the first day of each calendar month thereafter to and including the Extended Maturity Date the following payments from amounts in the Deposit Account to be applied in the listed order of priority:

                                    (1) First, to the payment of the amount
                  set forth in Section 1(b) of this Note (the "MONTHLY DEBT SERVICE PAYMENT AMOUNT") to be applied first to the payment of interest computed at the Initial Interest Rate with the remainder applied to the reduction of the outstanding principal balance of this Note and then to the payment of the "Monthly Debt Service Payment Amount" as defined in each of the other Notes;

                                    (2) Second, to payments to the Tax and
                  Insurance Funds (as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement;

                                    (3) Third, to payments to the On-going
                  Replacement Funds and TI&LC Funds (each as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement;

                                    (4) Fourth, to payments for monthly
                  Operating Expenses pursuant to the terms and conditions of the related Approved Budget;

                                    (5) Fifth, to payment for Extraordinary
                  Expenses approved by Lender, if any;

                                    (6) Sixth, to payment of the outstanding
                  principal balance of this Note and each of the other Notes until such outstanding principal balance is paid in full; and

                                    (7) Seventh, payments to Lender of the
                  balance of the funds then on deposit in the Deposit Account to be applied to (x) any other amounts due under the Loan Documents, and (y) Accrued Interest in whatever proportion and priority as Lender may determine.

                  (vi) Nothing in this ARTICLE 18 shall limit, reduce or otherwise affect Borrower's obligations to make payments of the Monthly Debt Service Payment Amount, payments to the Tax and Insurance Funds, On-going Replacement Funds, TI&LC Funds and payments of other amounts due hereunder and under the other Loan Documents, whether or not Rents (as defined in the Security Instruments) are available to make such payments.

          Executed as of the day and year first above written.

                                    BORROWER:

                                    GRETNA, SEALY, TRAVERSE CITY OUTLET
                                    CENTERS, L.L.C., a Delaware limited
                                    liability company

                                    By:  GRETNA, SEALY, TRAVERSE CITY FINANCE
                                         COMPANY, INC., a Delaware corporation,
                                         its Managing Member


                                    By:
                                    Name:
                                    Title: